Exhibit 99.1
MESSAGE TO SOUTHWEST WARRIORS
MONDAY, OCTOBER 5, 2020

Thanks for joining in for a very important message in our war against COVID-19. Last spring, I was very grateful that our federal government moved swiftly and decisively to keep our country out of an economic depression. The CARES Act included the Payroll Support Program for the airline industry, or PSP. That allowed us to operate without pay cuts, layoffs, or furloughs through September 30. I remain grateful for that six months of support.
    The fact is, it just didn’t last long enough. The pandemic has devastated travel and tourism. Domestic air travel is at 1970’s levels, down seventy percent from a year ago. Costs and spending have been cut dramatically, but not nearly enough to offset a seventy percent revenue loss. Salaries, wages, and benefits are far and away our largest cost items. We would have to wipe out a large swath of salaries, wages, and benefits to match the low traffic levels, to have any hope of just breaking even. Absent substantial improvements in our business, our quarterly losses could be in the billions until vaccines are available, distributed, and effectively kill the pandemic—and at best that is looking like late next year. That’s what it will take to drive increased demand for travel.
We had hoped the federal government would again move swiftly, but they have not, and that is disappointing. We’ve lobbied hard and have tremendous support for extending PSP, so it’s frustrating we have yet to see legislative action. Thank you all for your efforts to convince Congress. In the meantime, our country needs us to keep flying, which means we keep burning cash every day. Since the PSP has now expired, we simply cannot afford to continue with the conditions required to maintain full pay and employment. Our Southwest Warriors have done everything we asked, and you have performed magnificently. You are our heroes. Now, it’s time for us to do what must be done to save Southwest Airlines.
    Effective immediately, my already-reduced base salary will be zero, and that will continue through the end of 2021. Our Board of Directors’ cash fees have already been reduced twenty percent, and that will also continue through next year. Likewise, our most Senior Executives’ base pay has already been reduced twenty percent, and that will continue through next year.
    We are a Team, and, more than that, a Family. It will take all of us to get through this. We all need to pitch in and do our part. We will all need to sacrifice more. This pandemic is humbling: as strong as we are at Southwest, even we are not immune. To blunt the losses, we’ve cut spending and pursued new revenue pools. To boost our cash reserves, we’ve raised billions of dollars in financings (and taken on new and higher levels of debt). But our largest cash expenditures, far and away, are salaries, wages, and benefits. We must find a way to reduce that cost.
The voluntary separation program and the extended time off programs were very successful and very helpful. We would be facing a much greater challenge were it not for those programs. The reality is, our capacity is still down another 15-20 percent.
Job security is precious. The good news is, we have a clear way to do that without layoffs or furloughs at least through the end of next year. As usual, we’re different from the other airlines.

    As I promised, there will be no involuntary pay reductions or layoffs in 2020. Effective January 1, we will reduce all remaining Leadership groups’ base salaries by ten percent, until January 1, 2022, at which time it will snap back to the current level. We will pursue a similar approach for all other noncontract Employees, and importantly, with those temporary pay reductions, there will be no layoffs for our noncontract Employees, at least through the end of next year.
    For our union contract Employees, I promised you I would let you know if and when we decide to approach your union representatives for concessions. Because of the inaction of the federal government, and the ongoing losses, that time has arrived.
Let me be clear. My goal has been and remains—no furloughs. If we fail to reach agreement on reasonable concessions—quickly—that will be the last resort. We don’t have time for long, drawn-out, complex negotiations. I’ve instructed the Company’s Labor Team to take a simple approach. Obviously, I’ll entertain any ideas your union reps have. Again, we need to move quickly, with a goal of having cost savings in place for all Employee groups by January 1, 2021.
If we are so fortunate to have the federal government act and extend the PSP through next March as proposed, then all these pay-cut efforts will be discontinued or reversed. To repeat, if the PSP is extended, we will discontinue these pay-cut efforts.
    I want to reiterate my goal to avoid furloughs. If you’re senior, you might assume this just affects the junior people. That is incorrect. It affects everything: schedules, days, nights, locations, moves, training. It is very disruptive. Our focus is on driving traffic and winning back or winning new Customers. We are adding new cities in that vein—we’re playing offense. And, that’s very exciting. If we furlough, we will have to cut deep to realize adequate savings. And, cutting our capacity deeply works against our goal of driving more traffic. We need the cost savings and the People—it’s as simple as that.
    What’s most important here, is our Culture, our Family. These aren’t numbers; these are our People, our Cohearts, our friends, and in some cases, our blood relatives. Our People are our Company, and the junior Employees are our future. This is our time to demonstrate to the whole world, who is watching—just what we stand for. Our communities and our Customers are counting on us. We are all part of an amazing point in history. Now more than ever, we all realize that Southwest is a cause, and it is greater than any one of us.
    We all know by experience, the airline business has its ups and it has its downs. We’ve been blessed to be rewarded in the good times, and over our almost 50 years, they’ve almost all, remarkably, been very good times. But, it’s just a law of nature: we’re going to have bad times, and going to have to sacrifice in the really bad times. It is really bad. I’ll just remind you: this is the first time in our history this has happened. That’s a pretty darned good track record, and reason to believe, this too shall pass, and we’ll see good times again. And, be justly rewarded.
    There’s a large picture in my office of a Southwest jet on a tarmac, with the sun rising on the horizon behind it. We’re starting, again. We’re knocked down, but not out. We can, and must, keep Southwest alive, and healthy, so we can thrive once again. The spirit of 1972 is within us, when our Employees banded together to invent the 10-minute turn, and ensure no job was lost to furloughs—not one. That spirit lives on in each one of us.

    Finally, it pains me that through no fault of any of you, we have to take these next steps. But we need to realize how much we’ve demanded of our suppliers, how much we’ve asked of our lenders, our investors, our communities, our government. We must demand no less of ourselves.
    You all have done an heroic job in the most challenging of times. I could not be more proud of you. Don’t give up now. Don’t ever give up. You’ve worked too hard, you have persevered. We can fight our way through this. We can save every job. Fifty years from now, they will look back and say, “those Employees of 2020, they were really something. They saved Southwest Airlines and they saved each other’s jobs. Truly, that was Southwest’s finest hour.”

Cautionary Statement Regarding Forward-Looking Statements
This message to Employees contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Specific forward-looking statements include, without limitation, statements related to the Company’s business and financial outlook, based on different potential scenarios associated with the impact of the COVID-19 pandemic on the Company’s operations. Therefore, these forward-looking statements are not guarantees of future performance. These statements involve risks, uncertainties, assumptions, and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them.

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